Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF(ISHAGG) iShares 1-3 Year Credit Bond ETF (ISHCRED1-3) iShares Edge U.S. Fixed Income Balanced Risk ETF (ISHFIBR) iShares iBonds Mar 2020 Term Corporate ex-Financials ETF
(ISHIBCD)
iShares iBonds Mar 2020 Term Corporate ETF (ISHIBDC) iShares iBonds Dec 2019 Term Corporate ETF (ISHIBDK) iShares Intermediate Credit Bond ETF (ISHICRED) iShares 0-5 Year Investment Grade Corporate Bond ETF
(ISHSLQD)
BlackRock Alternative Strategies Fund - Trading Account
(ACS-TRD)
AZL Enhanced Bond Index Fund (AZ-CORE)
BlackRock Allocation Target Shares: Series C Portfolio
(BATSC)
BlackRock Allocation Target Shares: Series S Portfolio
(BATSS)
BlackRock Funds, BlackRock Global Long/Short Credit Fund
(BR-GC)
BlackRock Investment Grade Bond Portfolio (BR-IG)
BlackRock Multi-Asset Income - Investment Grade Portfolio
(BR-INC-IG)
BlackRock Multi Asset Income - Passive Fixed Income
Portfolio (BR-INC-PFI)
BlackRock Low Duration Bond Portfolio (BR-LO)
Consulting Group Capital Markets Funds (CG-CGCM)
GuideStone Funds Low Duration Bond Fund (GUIDE)
CoreAlpha Bond Master Portfolio (MIP_CORA)
AST BlackRock Global Strategies Portfolio (Core Active)
(PRU-AA-CAB)
JNL/BlackRock Global Long Short Credit Fund (SMF_CC-GC)
Advanced Series Trust - AST BlackRock Low Duration Bond
Portfolio (SMF_PRULO)
UBS PACE Intermediate Fixed Income Investments Portfolio
(UBS-PACE)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
06-02-2016

Security Type:
BND/CORP


Issuer
Aetna Inc. (2019)

Selling
Underwriter
Citigroup Global Markets Inc

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[x] Other:  UBS Securities LLC for UBS-PACE,
Mitsubishi UFJ Securities (USA), Morgan Stanley &
Co. LLC Inc for CG-CGCM

List of
Underwriter(s)
Citigroup Global Markets Inc., UBS Securities LLC,
Credit Suisse Securities (USA) LLC,
Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Barclays Capital Inc.,
Mitsubishi UFJ Securities (USA), Inc., Mizuho
Securities USA Inc., Morgan Stanley & Co. LLC,
SunTrust Robinson Humphrey, Inc., U.S. Bancorp
Investments, Inc., Wells Fargo Securities, LLC, PNC
Capital Markets LLC,
BNY Mellon Capital Markets, LLC, HSBC Securities
(USA) Inc., Fifth Third Securities, Inc.

Transaction Details

Date of Purchase
06-02-2016


Purchase
Price/Share
(per share / %
of par)
$99.925

Total
Commission,
Spread or
Profit
0.450%


1.	Aggregate Principal Amount Purchased
(a+b)
$150,000,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$47,425,000

b. Other BlackRock Clients
$102.575,000

2.	Aggregate Principal Amount of
Offering
$1,650,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.0909


Legal Requirements
Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dipankar Banerjee
Date: 06-07-2016
Global Syndicate Team Member




Approved by:
Steven DeLaura
Date: 06-07-2016
Global Syndicate Team Member